LICENSING AGREEMENT

THIS LICENSING AGREEMENT, dated and effective as of August 11, 2014 (“Effective Date”), (“Agreement”) is made by Vapetek Inc., a Delaware corporation, (“Licensee”) and PennyGrab Inc, a California corporation (“Licensor”). Licensee and Licensor may hereinafter also be referred to individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A. Licensor is the sole owner of certain confidential and proprietary technology including software code, as more fully described in Exhibit A hereto (the “Existing Technology”).

B. Licensor desires to have the Existing Technology further developed and commercialized (the “Future Technology”) by Licensee and Licensor is willing to grant to Licensee an exclusive license to the Existing Technology and any Future Technology to which Licensor has any right or interest in exchange for the cooperation and other forms of consideration of Licensee set forth herein, including royalty payments set forth in this Agreement.

C. Licensee desires to acquire an exclusive license under the “Licensed Technology” (defined below).

AGREEMENT

For good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties agree as follows:

Section 1. DEFINITIONS.

A.    “Affiliate” of a person or entity is a person or entity controlling, controlled by or under common control with the person or entity specified, directly or indirectly by any means whatsoever. “Controlling,” “controlled” or “control” means owning greater than 50% of the voting equity interests of a person or entity, either directly or indirectly through other entities in which it has such an interest, or otherwise having the power to direct the management of that person or entity.

B.        The “Existing Technology” and the “Future Technology” are referred to collectively as the “Licensed Technology” and include without limitation all intellectual property such as patents, trademarks, service marks, trade names, copyrights, know-how, trade secrets, licenses, information and proprietary rights and processes owned by or licensed to Licensor relating in any way to the functions, applications and features set forth in Exhibit A hereto.

C.        “Licensed Product” means the software code and program described in Exhibit A hereto.

D.        “Net Sales” means the total monetary consideration actually received by Licensee for Licensed Products sold, less any sales person’s commissions payable in good faith to non-related third parties, royalties and other similar fees payable in good faith to non-related third parties, trade discounts allowances for conversions and exchanges, returns, freight, insurance and taxes (other than income taxes). For purposes of this definition, Licensed Products will be considered “sold” when Licensee receives payment either from the purchaser or, in the case of Licensed Products sold by a sublicensee, from such sublicensee.

E.        “Sublicensee” means any sublicensee(s) of the rights granted to Licensee under this Agreement.

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Section 2. LICENSE; ESCROW.  A. License. Licensor hereby grants to Licensee and its Affiliates, upon and subject to all the terms and conditions of this Agreement, an exclusive, transferable (including without limitation sub-licensable), worldwide, perpetual license of the Licensed Technology, to make, use, import, lease, and sell the Licensed Products for the term of this Agreement. Licensor grants Licensee the right to adapt the Licensed Technology to a commercial form suitable for incorporation into Licensee’s product(s) or in response to consumer requests for modifications to the Licensed Technology. The license includes Existing Technology as modified, enhanced, revised, or patched by either party.

B. Escrow. (1) For purposes of this Section 2B, the following terms shall have the stated meanings:

(a) “Releases” shall mean new, enhanced and updated versions of the Existing Technology that may be distributed by either party in the ordinary course of business and during the term hereof.

(b) “Modified Sources” means modified versions of the Source Code for all Existing Technology;

(c) “Versions” means any substantial changes to the Existing Technology for which either party issues a Release and updates the identity number associated with the Existing Technology; and

(d) “Enhancements” means general changes to he Existing Technology requested by end users or customers;

(e) “Media” means all magnetic tapes, microfiche, disks, compact discs, DVD’s, video, hardcopy or other future forms or format of storing or reading Source Code;

(f) “Source Code” means machine instructions for unique Existing Technology software computer programs (including object software computer code); and

(g) “Original Source Code” means Source Code without modifications or version Releases applied to it since the Effective Date.

(2) Upon the signing of this Agreement by all parties, the Licensor shall deliver to a qualified, independent third party (“Escrow Agent”) all Source Codes for the Existing Technology (including the Original Source Codes) in a suitable Media for storage. All media containing Source Codes will be placed in the custody of the Escrow Agent in sealed container which will bear identification as to the End-Users name and address, the date, version, and name of the Application Software and whether the media contains an Original, Modified, or Updated Source. All media containing Source Codes will be stored by the Escrow Agent in a fireproof vault or safe, and the Escrow Agent shall ensure that they are not exposed to x-ray, magnetic force, sunlight, damaging heat or humidity. The Escrow Agent shall be mutually acceptable to the parties and the fees of the Escrow Agent shall be paid by the Licensee. Before sealing, the Escrow Agent shall have the right to inspect all media containing Source Codes delivered. Should the Escrow Agent waive its right to inspect before sealing, such waiver shall be made in writing to each of the parties. If the right to inspect is exercised, the purpose of this inspection shall be to determine the physical condition of the media containing the Source Codes. If the Escrow Agent notes any visible damage, or if the Escrow Agent is doubtful as to whether damage exists, the Escrow Agent shall request, and shall provide, additional media containing appropriate Source Codes. The Escrow Agent shall request, and each party shall cooperate in providing, additional media containing appropriate Source Codes. The Escrow Agent, once in possession of any media containing a Source Code, shall be liable for the loss of such media of the Source Code which it contains or damage to the media or to the Source Code which it contains caused by any acts of negligence. However, the Escrow Agent shall not be held liable for any damage caused by acts of God including corruption of the storage environment due to loss of electrical power beyond the Escrow Agent's control.

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(3) In the event that of the occurrence of any of the following events (collectively, “Events”), the Escrow Agent shall release all Source Code, including Original Source Code, all Releases, Enhancements and Versions of the Existing Technology along with the media held by Escrow Agent to the Licensee (collectively, Source Code, including Original Source Code, all Releases, Enhancements and Versions of the Existing Technology held by Escrow Agent shall be referred to as the “Escrowed Materials”). The Events are:

(a) Licensor dissolves under state law; or

(b) Licensor ceases to conduct business for 90 consecutive days; or

(c) Licensor provides written notice to the Escrow Agent to release all Escrowed Materials to the Licensee; or

(d) Licensor is placed under receivership, files a petition for bankruptcy protection or assigns all or substantially all of its operating assets to creditors; or

(e) the Licensee acquires the Existing Technology from the Licensor in a negotiated transaction; or

(f) the Licensor merges or combines with a third party and the Licensor does not survive the merger or business combination; or

(g) Licensor breaches this Agreement and fails to remedy such breach within twenty (20) days after delivery of a written demand from the Licensee to the Licensor (with a copy to the Escrow Agent).

(4) Absent the occurrence of an Event, the Escrow Agent shall return all Escrowed Materials to the Licensor upon the expiration or termination of this Agreement by the Licensor in accordance with the terms and conditions of this Agreement.

Section 3. COMPENSATION AND AUDIT. A.   In consideration for the license granted hereunder, Licensee agrees to pay to Licensor an annual fee of $100 dollars (One Hundred Dollars) recited in Exhibit B and, for the period commencing on the Effective Date and ending on upon the earlier to occur of the termination or expiration of this Agreement or the acquisition of the Licensed Products by the Licensee from the Licensor in a negotiated transaction.

C. Licensor will have the right, upon reasonable notice and reasonable request at Licensor’s sole expense, to inspect Licensee’s relevant books and records and all other documents and material in Licensee’s possession or control with respect to ascertaining the royalty payments due.

Section 4. CONDITIONS PRECEDENT. The obligations of the parties under this Agreement are subject to the following conditions precedent:

A. Both parties have the legal authority and all government and shareholder approvals to enter into this Agreement as of the Effective Date.

B. There has been no material adverse change in the assets and intellectual property rights of PennyGrab Inc. as of the Effective Date.

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Section 5. REPRESENTATIONS. In order to induce the other party to enter into this Agreement, each party represents and warrants to the other party that the following statements are true, correct and complete as of the Effective Date:

A.        Corporate Power and Authority.        The party has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under, this Agreement.

B.        Authorization of Agreements.        The execution and delivery of this Agreement and the Letter of Intent have been duly authorized by all necessary corporate action on the part of the party.

C.        No Conflict.        The execution and delivery by the party of this Agreement and the performance by the party of this Agreement does not and will not (i) violate any provision of the Certificate of Incorporation or Bylaws of the party, (ii) violate any provisions of any law or any governmental rule or regulation applicable to the party or any order, judgment or decree of any court or other agency of government binding on the party, (iii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of the party, (iv) result in or require the creation or imposition of any lien upon any of the properties or assets of the party, or (v) require any approval of the stockholders of the party or any approval or consent of any person under any contractual obligation of the party, which has not already been obtained.

D.        Governmental Consents. The party is not required to obtain any approval, consent or authorization from, or provide any notice to, any federal, state or other governmental authority or regulatory body as a condition to the execution and delivery of this Agreement.

E.        Binding Obligation. The Agreement has been duly executed and delivered by the party and is legally valid and binding obligations of the party, enforceable against the party, in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 6. INDEMNITY. Licensor agrees to defend, indemnify and hold Licensee and its officers, directors, agents, Sublicensees, employees, and customers, harmless against all costs, expenses, and losses (including reasonable attorney fees and costs) incurred as a result of any claim that the Licensed Technology infringes or misappropriates any third party’s intellectual property. Licensee will deliver written notice of a claim for indemnification with reasonable promptness to Licensor, which notice will describe in reasonable detail the nature of the claim. However, any failure to timely give that notice will not relieve Licensor of any of its indemnification obligations under this Agreement. Licensor has the right, subject to Licensee’s consent (“Approval”), to participate in and control the defense of the claim with counsel of its choice. Licensee will have the right to employ separate counsel in any action and to participate in the defense of that action, but the fees and expenses of that counsel will be at the sole expense of the Licensee unless (i) Licensor, upon or after Approval, failed to assume the defense and diligently prosecute or settle the claim, or (ii) in the reasonable judgment of counsel retained by Licensor to represent Licensor, there exists or develops a conflict that would ethically prohibit counsel to Licensor from representing Licensee. If requested by Licensor upon or after Approval, Licensee will cooperate with Licensor and its counsel in contesting any claim that Licensor elects to contest, including, without limitation, by making any counterclaim against the person or entity asserting the claim or any cross-complaint against any person or entity, in each case only to the extent that any counterclaim or cross-complaint arises from the same actions or facts giving rise to the claim. Licensee will be the sole judge of the acceptability of any compromise or settlement of any claim, litigation, or proceeding in respect of which indemnity may be sought under this Agreement. Licensor will not enter into any settlement or compromise of any claim without Licensee’s consent.

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Section 7. COOPERATION.

Both parties will further cooperate to ensure that both parties enjoy the benefits of all licenses granted under this Agreement.

Section 8. NOTICE AND PAYMENT. All notices, requests, demands, payments, and other communications which are required to be or may be given under this Agreement to a party by the other party must be in writing and will be deemed to have been duly given (A) immediately if delivered in person, (B) the day following dispatch by a nationally recognized overnight courier service (such as Federal Express or UPS, etc.) for next day delivery, (C) five days after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the Party to whom the same is so given or made, or (D) upon confirmation of receipt, if by facsimile. Any notice or other communication given hereunder will be addressed to the Licensor, at 7611 Slater Avenue, Unit H, Huntington Beach, CA, or to Licensee, at 7611 Slater Avenue, Unit H, Huntington Beach, CA.

Section 9. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of California. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement will be adjudicated before a court located in Sacramento, California, and they hereby submit to the exclusive jurisdiction of the courts of the State of California, located in Sacramento, California, and of the federal courts in the District of California with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned will furnish in writing to the other.

Section 10. CONFIDENTIALITY; PUBLICITY. A. CONFIDENTIALITY. For purposes of this Section 10, a party who receives the non-public confidential information or trade secrets of the other party shall be referred to as the “Recipient” and the owner or party in control of such confidential information or trade secrets shall be referred to as the “Discloser.” (i) Defined. “Confidential Information” means any non-public proprietary, confidential and/or trade secrets (as defined by applicable trade secrets act laws) information of Discloser and/or others possessed by Discloser. Confidential Information may include, without limitation, information related to Discloser’s products, services, technology, methodologies, specifications, manufacturing or operating methods, know-how, business or marketing plans, business relationships and any information which, given the totality of the circumstances, a reasonable recipient should have reason to believe is proprietary, confidential, or competitively sensitive. Confidential Information may be disclosed either in tangible form (including without limitation traditional media such as written documents, photographs and drawings, and new media such as disks, DVDs, and CDs containing electronic or optical data), or orally or visually or in other intangible form (including without limitation presentations, displays, Internet transmissions, or inspections of writings, designs, drawings, photographs, models, prototypes, samples or facilities). “Confidential Information” also includes anything set forth in Exhibit D hereto, if any; and

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(ii)            Confidential Information will not include information that: (1) was in the public domain when disclosed through no breach of any confidentiality or contractual obligation, or infringement of any intellectual property rights; (2) becomes public domain after disclosure, other than as a result of Recipient’s violation of this Agreement or any other contractual or legal obligation; (3) was in Recipient’s possession when disclosed and was not acquired directly or indirectly from Discloser or through any improper or actionable means; or (4) is shown by clear and convincing written evidence to have been developed by Recipient independently after disclosure and without reliance or benefit of the Confidential Information; or (5) has been disclosed pursuant to the express, written consent of the Discloser. Confidential Information will not be deemed to be in the public domain merely because any part of the Confidential Information is embodied in general disclosure or because individual features, components or combinations thereof are now or become known to the public. Confidential Information will not be deemed publicly known or known by Recipient merely because it may be embraced by a more general disclosure, or derived from other disclosures, available to the public or Recipient.

(iii) Standard of Care. Recipient (a) will not disclose Confidential Information except to its employees and senior officers, and then only to the extent necessary to achieve the purposes contemplated by this Agreement and only to employees and senior officers informed of Recipient’s obligations under this Agreement and bound by written agreement or otherwise to comply with such obligations, (b) will not use Confidential Information except for the purposes contemplated by this Agreement, (c) will use the same prudent care and safeguards that a reasonable businessman in the U.S. would use to protect his employer’s “Confidential Information” or intellectual property rights from unauthorized disclosures or usage and (d) will make copies of materials embodying Confidential Information only as needed for such purpose, all of which will include any existing markings indicating that they are the Confidential Information of Discloser, or will have markings supplied by Discloser. The restrictions of this Section 10 will apply to all “affiliates” of a Recipient, which term “affiliates” means any person, group, partnership of any kind, limited liability company, corporation, business trust, cooperative, association, organization, testamentary trust or other trust, or other entity that is under the control or controlled by the Recipient and has a legal or fiduciary duty to not violate the contractual obligations of the Recipient, or said affiliate signs this Agreement or an agreement to abide by the terms and condition of this Agreement.

(iv) Export Issues. Confidential Information may include items subject to U.S. export controls. It is the sole and exclusive responsibility of Recipient to understand, verify, and comply with all export or re-export requirements relevant to commodities, software or technologies, including without limitation Confidential Information in the form of technical data, received from the other party. Information received hereunder from Discloser and the direct product thereof in accordance with all applicable US export laws and regulations, including but not limited to the International Traffic in Arms Regulations. In connection with and without limiting the general applicability of the foregoing, Recipient shall not make or permit disclosure of information received from the Discloser or supply or permit the supply of the direct product thereof which is subject to such laws or regulations to nationals of prohibited countries or to any Foreign Person (as defined in Section 120.16 of the International Traffic in Arms Regulations) unless (i) Recipient has received Discloser’s express written consent to do so and (ii) necessary export licenses have been obtained. Recipient will not export or re-export, directly or indirectly, any commodity, software or technology, including without limitation any item incorporating such commodity, software or technology, to any country, destination or individual for which the U.S. Government or any agency thereof requires an export license or other approval for export or re-export, without first obtaining such license or approval.

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(v) Return Confidential Information. Upon termination of Discussions or termination or expiration of this Agreement, the Recipient will return to Discloser, or, upon requesting and receiving the written authorization of Discloser, destroy all Confidential Information of the Discloser in the possession or under the control of the Recipient. This Agreement will terminate upon the earlier to occur of: (i) forty five (45) days after the date that a party ceases to legally exist in its domicile jurisdiction, either by liquidation or cessation of all business activities for one year or more, or termination of charter by the domicile state; (ii) by court order; (iii) by a party filing for protection and liquidation under the U.S. Bankruptcy Code and the petition is not withdrawn within sixty (60) days of filing; or (iv) by operation of law, including none of the Confidential Information disclosed hereunder is non-public through no breach of this Agreement or any other confidentiality agreement, and no infringement of Licensor’s intellectual property rights, by any party or any of its affiliate.

(vi) Notice of Breach. Recipient will notify Discloser immediately in writing and by email of any breach of this Agreement of which it becomes aware, and will reasonably assist and cooperate with Discloser in minimizing the consequences of such breach. In the event that Recipient or its directors, officers, or employees are requested or required by legal process, by order of any court of competent jurisdiction, by any governmental agency, by any applicable law, rule or regulation, or by any applicable stock exchange or stock association rule to disclose any of the Confidential Information of Discloser, Recipient will give prompt written notice so that Discloser may seek a protective order or other appropriate relief. In the event that such protective order is not obtained, Recipient will disclose only that portion of the Confidential Information that its counsel advises that it is legally required to disclose, and will work with Discloser to minimize the extent and effects of such disclosure.

(vii) Remedies. Discloser will sustain irreparable harm by a breach of this Agreement by Recipient for which money damages would not be an adequate remedy. Recipient therefore agrees that, in the event of a threatened or continuing breach of this Agreement, Discloser will be entitled, without prejudice to all other available remedies, to immediate injunctive or other equitable relief. Recipient will indemnify and hold Discloser harmless from any damages, losses, costs, and expenses, including reasonable attorney fees, arising from any breach of this Agreement by Recipient. The protections afforded to the Confidential Information under this Agreement are in addition to, and not in lieu of, the protections afforded under any applicable trade secrets laws.

B. PUBLICITY. It is understood that each party may desire or be required to issue press releases relating to this Agreement or activities thereunder. The parties agree to consult with each other reasonably and in good faith with respect to the text and timing of such press releases prior to the issuance thereof, provided that a party may not unreasonably withhold or delay consent to such releases, and that either party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure. Either party shall be free to disclose, without the other party’s prior written consent, the existence of this Agreement, the identity of the other party and those terms of the Agreement that have already been publicly disclosed in accordance herewith.

Section 11. AGREEMENT BINDING ON SUCCESSORS. The provisions of this Agreement will be binding upon and will inure to the benefit of the parties, their heirs, administrators, successors, and assigns.

Section 12. ASSIGNABILITY; ASSIGNMENT. Neither party may assign this Agreement or the rights and obligations thereunder to any third party without prior express written approval of the other party, which consent will not be unreasonably withheld. This Agreement is not a sale, transfer of title or assignment of any or all rights to the Licensed Technology by Licensor to Licensee, but rather is a license and only a license for the term hereof.

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Section 13. WAIVER. No waiver by either party of any default will be deemed as a waiver of any prior or subsequent default of the same of other provisions of this Agreement.

Section 14. SEVERABILITY. If any term, clause, or provision herein is held invalid or unenforceable by a court of competent jurisdiction, such invalidity will not affect the validity or operation of any other term, clause or provision, and such invalid term, clause or provision will be deemed to be severed from this Agreement.

Section 15. TERM; TERMINATION. The term of this Agreement shall be commencing on 8:00 a.m., EST, on the Effective Date and shall end on 11:59 p.m., EST

Section 16. INTEGRATION; AMENDMENT. This Agreement constitutes the entire understanding of the parties regarding the subject matters hereof, and revokes and supersedes all prior agreements between the parties and is intended as a final expression of their agreement on the subject matters hereof. It will not be modified or amended except in writing signed by the parties and specifically referring to this Agreement.

Section 17. DISPUTES - MANDATORY ARBITRATION. Other than in the event of any infringement of the intellectual property rights of PennyGrab’s intellectual property rights, which will be resolved by a legal proceeding brought by Licensor in any court with competent jurisdiction, any other dispute, claim or controversy arising out of or relating to this Letter of Intent or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this agreement to arbitrate, shall be determined by arbitration in Sacramento, California, before one (1) arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules. Judgment on the Arbitration Award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction. Each party shall communicate its choice of a party-appointed arbitrator only to the JAMS Case Manager in charge of the filing. Neither party is to inform any of the arbitrators as to which of the parties may have appointed them. The parties shall maintain the confidential nature of the arbitration proceeding and the Arbitration Award, including the arbitration hearing, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or except as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an arbitration award or its enforcement, or unless otherwise required by law or judicial decision. In any arbitration arising out of or related to this Letter of Intent, the arbitrator(s) shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the arbitration. If the arbitrator determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the arbitrator may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the arbitration.

Section 18. COUNTERPARTS. This Agreement may be executed and delivered in one or more counterparts each of which when executed will be deemed an original, but all of which taken together will constitute one and the same agreement.

Section 19. WAIVERS. Neither this Agreement nor any provision of this Agreement may be changed, waived, discharged or terminated orally, but rather may only be changed by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. It is agreed that a waiver by either party of a breach of any provision of this Agreement will not operate, or be construed, as a waiver of any subsequent breach by that same party.

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Section 20. FURTHER ASSURANCES. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

Section 21. RELATIONSHIP OF PARTIES.  In all matters relating to this Agreement, no party will have any right, power or authority to create any obligation, express or implied, on behalf of any other party. Nothing in this Agreement is intended to create or constitute a joint venture or a partnership between the parties.

Section 22. FORCE MAJEURE. Except for the obligation to make payment when due, each party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such party’s reasonable control including but not limited to Acts of God, fire, flood, explosion, earthquake, or other natural forces, war, civil unrest, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, any strike or labor disturbance, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the party has not caused such event(s) to occur. Notice of a party’s failure or delay in performance due to force majeure must be given to the other party within 10 days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any party be required to prevent or settle any labor disturbance or dispute.

Section 23. AMBIGUITIES. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either party, irrespective of which party may be deemed to have caused the ambiguity or uncertainty to exist.

Section 24. NO THIRD PARTY BENEFICIARIES. This Agreement is neither expressly nor impliedly made for the benefit of any third party and this Agreement is solely for the benefit of each party and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties, intending to be legally bound hereby, have each caused to be affixed hereto its or his/her hand the day indicated.

LICENSOR

PennyGrab Inc, a California corporation

By: /s/ Alham Benyameen

Name: Alham Benyameen

Title: President, CEO

Date: August 11, 2014

LICENSEE

Vapetek Inc., a Delaware corporation

By: /s/ Andy Michael Ibrahim

Name: Andy Michael Ibrahim

Title: President and Chief Executive Officer

Date: August 11, 2014

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EXHIBIT A: LICENSED TECHNOLOGY

The licensed technology from Pennygrab, Inc. in its entirety: A PHP Website script is 100% customizable PHP software that has been developed for wholesale, retail, and online auction compatible, it is SEO friendly URL with dynamic content using PHP and .htaccess mod redirection. Friendly URLs improves site search engines rankings. The website software also has WebApp Compatible with custom iOS Applications.

EXHIBIT B: ROYALTY AND OTHER PAYMENTS

Vapetek Inc. agrees to pay $100 dollars per years for utilizing the Licensed Technology.